Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Dreyfus Funds, Inc. and

the Board of Trustees of Dreyfus Investment Funds:

We consent to the use of our report, dated February 24, 2017, with respect to the financial statements of Dreyfus Mid-Cap Growth Fund, a series of Dreyfus Funds, Inc., as of December 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” in the Registration Statement.

We also consent to the use of our report, dated November 23, 2016, with respect to the financial statements of Dreyfus/The Boston Company Small/Mid Cap Growth Fund, a series of Dreyfus Investment Funds, as of September 30, 2016, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” in the Registration Statement.

/s/ KPMG LLP

New York, New York

July 28, 2017